                                                                 EXHIBIT 23.1(B)

The Board of Directors
White Mountains Insurance Group (Arizona), Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4 of White Mountains Insurance Group (Arizona), Inc., which contains the proxy statement of White Mountains Insurance Group, Inc. (formerly "Fund American Enterprises Holdings, Inc.") of our report dated February 12, 1999, except for note 20, which is as of March 25, 1999, relating to the consolidated balance sheets of White Mountains Insurance Group, Inc. and subsidiaries as of December 31, 1998, and 1997, and the related consolidated income statements, statements of shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, and all related schedules, which report is included in the December 31, 1998 annual report on Form 10-K of White Mountains Insurance Group, Inc.

                                            /s/ KPMG LLP

Providence, Rhode Island
September 23, 1999